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                                 Exhibit 99.1


FOR IMMEDIATE RELEASE                                    CONTACT: DICK GAINES
OCTOBER 28, 1996                                         NICOLAZZO & ASSOCIATES
                                                         (617)227-4150


      Law Companies Group, Inc. and Professional Service Industries, Inc.
                       In Preliminary Agreement to Merge
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      BOSTON - Professional Service Industries, Inc. (PSI) and Law Companies
Group, Inc. have entered into a preliminary agreement to merge, it was announced today. The transaction, which is scheduled to close in early 1997, will create one of the world's leading engineering, construction and environmental consulting service firms.


      The new firm will have over 7,000 employees and aggregate revenues of nearly $500 million from operations throughout North America, and through Law's international subsidiary, Sir Alexander Gibb & Partners Ltd., Europe, Africa and Asia.


      Terms were not disclosed.


      "This is a merger of complementary equals and a tremendous growth opportunity for both of us," Bruce Coles, CEO of Law, and Steve Fitzer, CEO of PSI, said in a prepared statement. "Together, we intend to grow market share by leveraging our expanded geographic reach and ability to serve all our customers with a broadened range of design, consulting and testing services."


      PSI, based in Lombard, Illinois, is a nationally recognized leader in engineering, environmental and constructions services. PSI is controlled by Bain Capital, a Boston-based private investment firm with over $1 billion in capital under management. Employee-owned and based in Atlanta, Georgia, Law is a recognized global leader in the same field.


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